UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 19, 2005 Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-27273	04-3410558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Mill Road Chelmsford, MA 01824
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (978) 250-2900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On August 19, 2005, the Registrant executed an amendment (the “Amendment”), effective as of August 8, 2005, to the purchase agreement (the “Agreement”) between Sycamore Networks, Inc. and Siemens AG, Munich, Germany, dated June 13, 2002. Sycamore announced the establishment of a strategic alliance with Siemens in a press release dated June 19, 2002. The Agreement governs the purchase and sale of Sycamore’s optical switching products by Siemens, and allows Siemens to resell Sycamore products on a global basis.

The multi-year Amendment applies to the purchase and sale of Sycamore products and support services to Siemens for KT Corp, formerly known as Korea Telecom (“KT”). The Amendment applies exclusively to KT’s optical switching project. Under the terms and conditions of the Amendment, Siemens is eligible for a specified hardware discount based on the quantity of hardware purchased.

The press release announcing the transaction among the Registrant, Siemens and KT Corp. is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release of the Registrant, dated August 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Richard J. Gaynor

Richard J. Gaynor Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: August 23, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant, dated August 23, 2005.